Exhibit 10.1

Execution Version

SETTLEMENT AGREEMENT

dated as of June 12, 2018

Between SALESFORCE.COM, INC. and BNP PARIBAS

THIS SETTLEMENT AGREEMENT (this “Agreement”) with respect to the Warrants Confirmations (as defined below) is made as of June 12, 2018, between salesforce.com, inc. (“Company”) and BNP Paribas (“Dealer”), through its agent BNP Paribas Securities Corp. (the “Agent”).

WHEREAS, Dealer and Company entered into a Base Issuer Warrant Transaction (the “Base Warrants Transaction”) pursuant to an ISDA confirmation dated as of March 12, 2013, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Dealer purchased from Company 1,881,400 warrants (as adjusted through the date hereof, 7,525,600 warrants) (as amended, modified, terminated or unwound from time to time, the “Base Warrants Confirmation”);

WHEREAS, Dealer and Company entered into an Additional Issuer Warrant Transaction (the “Additional Warrants Transaction” and, together with the Base Warrants Transaction, the “Warrants Transactions”) pursuant to an ISDA confirmation dated as of March 15, 2013, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Dealer purchased from Company 282,210 warrants (as adjusted through the date hereof, 1,128,840 warrants) (as amended, modified, terminated or unwound from time to time, the “Additional Warrants Confirmation” and, together with the Base Warrants Confirmation, the “Warrants Confirmations”); and

WHEREAS, the Company has requested full settlement of the Warrants Transactions.

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.    Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Warrants Confirmations, as applicable. In the event of any inconsistency between the definitions set forth in the Warrant Confirmations and this Agreement, this Agreement shall govern.

2.    Settlement. Notwithstanding anything to the contrary in the Warrants Confirmations, Company and Dealer agree that the Warrants Transactions shall be settled in accordance with this Agreement in lieu of the settlement provisions set forth in the Warrants Confirmations, and that following such settlement, all of the respective rights and obligations of the parties under the Warrants Confirmations shall be settled in full. For the avoidance of doubt, Sections 8(b) through 8(f) of each Warrants Confirmation shall apply as if the delivery of Shares pursuant to this Agreement were a delivery of Shares pursuant to the applicable Warrants Confirmation.

3.    Deliveries. On the second Scheduled Trading Day following the final Averaging Date or, if such day is not a Clearance System Business Day, on the next Clearance System Business Day immediately following such day (the “Unwind Settlement Date”), Company shall deliver to Dealer the Warrant Settlement Amount through the Clearance System. The “Warrant Settlement Amount” shall mean a number of Shares determined by the Calculation Agent by reference to the Average VWAP using the table set forth in Schedule A attached hereto (using linear interpolation if the Average VWAP is between two points on the table set forth on Schedule A or, otherwise, commercially reasonable extrapolation by Dealer, as applicable, to determine the Warrant Settlement Amount for any Average VWAP not specifically appearing in Schedule A).

4.    Valuation. “Averaging Date” means the First Averaging Date and each of the nine (9) Exchange Business Days (or fewer Exchange Business Days if Dealer gives notice of the same pursuant to Section 5 below) thereafter. The “Valuation Date” shall be the final Averaging Date. “First Averaging Date” means the first Scheduled Trading Day immediately following the day that Dealer receives the Prior Unwind Notice. The “Prior Unwind Notice” means written notice by Morgan Stanley & Co. International plc (or one of its affiliates) to Dealer that the final averaging date under the Other Dealer Warrant Settlement Agreement (as defined below) entered into on the date hereof between Issuer and Morgan Stanley & Co. International plc has occurred. “Average VWAP” means the arithmetic average of the VWAP Prices for all Averaging Dates. “VWAP Price” for any Averaging Date means the Rule 10b-18 dollar volume weighted average price per Share for such day based on transactions executed during such day, as reported on Bloomberg page CRM.N <equity> AQR SEC (or any successor thereto) or, in the event such price is not so reported on such day for any reason or is manifestly incorrect, as reasonably determined by the Calculation Agent using a volume weighted method. Notwithstanding the foregoing, if any Averaging Date is a Disrupted Day, then the consequence shall be Modified Postponement as if this Agreement were a “Transaction” under the Equity Definitions; provided that notwithstanding anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Averaging Date, the Calculation Agent may, if appropriate in light of market conditions, regulatory considerations or otherwise, take any or all of the following actions: (i) postpone the final Averaging Date in accordance with Modified Postponement (as modified herein) and/or (ii) determine that such Averaging Date is a Disrupted Day only in part, in which case the Calculation Agent may (x) determine the VWAP Price for such Disrupted Day based on Rule 10b-18 eligible transactions in the Shares on such Disrupted Day taking into account the nature and duration of such Market Disruption Event and (y) determine the Average VWAP based on an appropriately weighted average instead of the arithmetic average described in the definition of “Average VWAP” above. The Calculation Agent shall promptly (but in no event later than 8:00 P.M. (New York City time) on such Disrupted Day) notify Company if any Exchange Business Day scheduled to be an Averaging Date is a Disrupted Day, which notice shall specify the manner in which such scheduled Averaging Date and any other scheduled Averaging Dates will be postponed, if applicable. Any Exchange Business Day on which, as of the date hereof, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be an Exchange Business Day; if a closure of the Exchange prior to its normal close of trading on any Exchange Business Day is scheduled following the date hereof, then such Exchange Business Day shall be deemed to be a Disrupted Day in full. Section 6.3(a) of the Equity Definitions is hereby amended (A) by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof and (B) by replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure or (iv) a Regulatory Disruption.” and Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof. For the avoidance of doubt, prior to settlement of the respective rights and obligations of the parties under the Warrants Confirmations pursuant to Section 2, Dealer shall be entitled to exercise its rights pursuant to the Warrant Confirmations (including any rights to terminate a Transaction) following an Event of Default, Termination Event, Potential Adjustment Event, Extraordinary Event or otherwise provided that Dealer shall exercise such rights taking into account the amendments to each Transaction made pursuant to this Agreement.

5.    Dealer Notice Obligation. As promptly as practicable following the close of trading on the final Averaging Date, Dealer shall notify Bank of America, N.A. by email to Chris Hutmaker (chris.hutmaker@baml.com, phone # 646-855-8907), Shang Jiang (shang.jiang@baml.com, phone # 646-855-8766) and Lillian Guo (lillian.guo@baml.com, phone # 646-855-8436), with a copy to Company, that the final Averaging Date has occurred.

6.    Agreements, Representations and Warranties of Company. Company represents and warrants to Dealer (and agrees with Dealer in the case of Sections 6(g) through 6(k)) on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(e) none of Company and its officers and directors is aware of any material nonpublic information regarding Company or the Shares;

(f) it is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(g) neither Company nor any of its Affiliates or agents shall take any action that would cause Regulation M under the Exchange Act (“Regulation M”) to be applicable to any purchases of Shares, or any security for which the Shares are a reference security (as defined in Regulation M), by Company or any of its affiliated purchasers (as defined in Regulation M) on any Averaging Date;

(h) None of Company, its affiliates or its affiliated purchasers has engaged in Rule 10b-18 purchases of blocks (“affiliates”, “affiliated purchaser”, “Rule 10b-18 purchase” and “blocks” each as defined in Rule 10b-18) pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Company or any of its affiliated purchasers during each of the four calendar weeks preceding the date hereof and during the calendar week in which the date hereof occurs and none shall engage in purchases of such blocks prior to the end of the Relevant Period;

(i) Company (A) will not during the Relevant Period make, or permit to be made, any public announcement (as defined in Rule 165(f) under the Securities Act of 1933, as amended (the “Securities Act”)) of any Merger Transaction or potential Merger Transaction unless such public announcement is made prior to the opening or after the close of the regular trading session on the Exchange for the Shares; (B) shall promptly (but in any event prior to the next opening of the regular trading session on the Exchange) notify Dealer following any such announcement that such announcement has been made; and (C) shall promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (x) Company’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date that were not effected through Dealer or its affiliates and (y) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the announcement date. Such written notice shall be deemed to be a certification by Company to Dealer that such information is true and correct. In addition, Company shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act;

(j) without the prior written consent of Dealer, Company shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares during the Relevant Period, except for purchases from its employees that are not “Rule 10b-18 purchases” as defined in Rule 10b-18(a)(13) under the Exchange Act;

(k) the provisions of Sections 9.8, 9.9, 9.11 (except that the “Representation and Agreement” contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Company is the Issuer of the Shares) and 9.12 of the Equity Definitions will be applicable as if this Agreement were a “Transaction” under the Equity Definitions and “Physical Settlement” were applicable;

(l) the Company has entered into a Warrant Settlement Agreement with each of Morgan Stanley & Co. International plc and Bank of America, N.A. (each, an “Other Dealer Warrant Settlement Agreement”), each of which is substantially in the form of this Agreement, and no Other Dealer Warrant Settlement Agreement shall have averaging dates that are Averaging Dates under this Agreement;

(m) on the date hereof, and on each day during the Relevant Period, Company is not, or will not be, “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) and Company would be able to purchase a number of Shares equal to the aggregate Number of Shares under the Warrants Transactions in compliance with the corporate laws of the jurisdiction of its incorporation; and

(n) the Shares of Issuer initially issuable in consideration for termination of the Warrant pursuant to this Agreement have been duly authorized and, when delivered pursuant to this Agreement, will be validly issued, fully-paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

7.    Representations and Warranties of Dealer. Dealer represents and warrants to Company on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

8.    Account for Delivery to Dealer:

BNP Paribas, New York

New York, NY

ABA: XXXXXXXXX

Swift Code: XXXXXXXX

Favor: BNP Paribas Paris (Swift code: XXXXXXXX)

A/C: XXXXXXXXXXXXXXX

9.     Governing Law; Jurisdiction; Waiver of Trial by Jury.

(a)    This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by the laws of the State of New York (without reference to choice of law doctrine). The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(b)    Each of Company and Dealer hereby irrevocably waives (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders) all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Dealer, Company or Dealer’s or Company’s Affiliates in the negotiation, performance or enforcement hereof.

10.     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

11.    No Reliance, etc. Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

12.    Designation by Dealer. The provisions of Section 8(l) of the Warrants Confirmations shall apply to the settlement contemplated hereby.

13.    Additional Acknowledgements and Agreements. Company acknowledges and agrees that Dealer may, during the period from the First Averaging Date to the final Averaging Date (the “Relevant Period”), purchase Shares in connection with this Agreement. Such purchases will be conducted independently of Company. The timing of such purchases by Dealer, the number of Shares purchased by Dealer on any day, the price paid per Share pursuant to such purchases and the manner in which such purchases are made, including without limitation whether such purchases are made on any securities exchange or privately, shall be within the absolute discretion of Dealer. It is the intent of the parties that this Agreement comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act, and the parties agree that this Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c), and Company shall not take any action that results in this Agreement not so complying with such requirements. Without limiting the generality of the preceding sentence, Company acknowledges and agrees that (A) Company does not have, and shall not attempt to exercise, any influence over how, when or whether Dealer effects any purchases of Shares in connection with this Agreement, (B) during the period beginning on (but excluding) the date hereof and ending on (and including) the last day of the Relevant Period, neither Company nor its officers or employees shall, directly or indirectly, communicate any information regarding Company or the Shares to any employee of Dealer or its Affiliates responsible for trading the Shares in connection with the transactions contemplated hereby, (C) Company is entering into this Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and (D) Company will not alter or deviate from this Agreement or enter into or alter a corresponding or hedging transaction with respect to the Shares, it being understood that the Other Dealer Warrant Settlement Agreements are not intended to be corresponding or hedging transactions. Company also acknowledges and agrees that any amendment, modification, waiver or termination of this Agreement must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no such amendment, modification or waiver shall be made at any time at which Company or any officer or director of Company is aware of any material nonpublic information regarding Company or the Shares.

14.    Agreements and Acknowledgements Regarding Hedging. Company acknowledges and agrees that:

(a) during the Relevant Period, Dealer and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Warrant Confirmations and this Agreement;

(b) Dealer and its Affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Warrant Confirmations and this Agreement;

(c) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Company’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Average VWAP and/or the VWAP Price; and

(d) any market activities of Dealer and its Affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the Average VWAP and/or the VWAP Price, each in a manner that may be adverse to Company.

15.    Address for Notices. Any notices required to be delivered by the Company to Dealer, or by Dealer to the Company, hereunder shall be delivered as provided in the Warrants Confirmations.

16.    Amendments. An amendment, modification or waiver in respect of this Agreement will be effective only if in writing (including a writing evidenced by facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system.

17.    BNP Paribas Securities Corp. as Agent. Company agrees and acknowledges that (i) BNP Paribas Securities Corp. (“BNPPSC”), an affiliate of BNP Paribas, has acted solely as agent and not as principal with respect to the transactions contemplated by this Agreement and (ii) BNPPSC has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of such transactions (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other parties’ obligations under such transactions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BNP PARIBAS

By:	/s/ Frederick J. Fiddle
Name:	Frederick J. Fiddle
Title:	Managing Director

By:	/s/ Stephan B. Nawrocki
Name:	Stephan B. Nawrocki
Title:	Managing Director

salesforce.com, inc.

By:	/s/ Joachim Wettermark
Name:	Joachim Wettermark
Title:	EVP, Treasurer

[Signature Page to Settlement Agreement]